UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): October 30, 2007

Lyris, Inc.

(Exact name of registrant as specified in its charter)

Delaware	1-10875	01-0579490
(State or other	(Commission File Number)	(I.R.S. Employer
jurisdiction of incorporation)		Identification Number)

103 Foulk Road, Suite 205Q
Wilmington, DE		19803
(Address of principal		(Zip code)
executive offices)

Registrant’s telephone number, including area code: (302) 691-6189

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03   Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Effective October 30, 2007, Lyris, Inc., formerly known as J. L. Halsey Corporation (the “Company”), merged a newly formed, wholly owned subsidiary with and into the Company, and changed the Company’s legal name to “Lyris, Inc.” in connection therewith. Pursuant to Section 253 of the General Corporation Law of Delaware, such merger had the effect of amending the Company’s Amended and Restated Certificate of Incorporation (the “Certificate of Incorporation”) to reflect the new legal name of the Company. The name change does not affect the rights of the stockholders of the Company. There were no other changes to the Company’s Certificate of Incorporation. A copy of the Certificate of Ownership and Merger, as filed with the Delaware Secretary of State on October 30, 2007, is attached hereto as Exhibit 3.1 and is incorporated herein by reference.

On October 31, 2007, the Company issued a press release announcing the transaction described above. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01   Financial Statements and Exhibits.

(d)           Exhibits.

3.1	Certificate of Ownership and Merger, as filed on October 30, 2007, with the Delaware Secretary of State.

99.1	Press Release announcing the change in the company’s name from J. L. Halsey Corporation to Lyris, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

J. L. HALSEY CORPORATION

	By:	/s/ Luis Rivera
	Name:	Luis Rivera
	Title:	Chief Executive Officer

Date: October 31, 2007